Exhibit 10.1
JAGOTEC AG
12 June 2009
Cornerstone Therapeutics Inc.
1255 Crescent Green Drive, Suite 250
Cary, NC 27518
USA
Dear Sirs
Manufacturing and Supply Agreement dated 20 August 2007 between Cornerstone Therapeutics Inc. (“Cornerstone,” formerly known as Critical Therapeutics, Inc.) and Jagotec AG (“Jagotec”) and (for the purposes of Clause 20 only) SkyePharma PLC (“MSA”)
We write in connection with Clause 9.1 and Schedule 1 of the MSA.
The parties have agreed that:-
1.	The Price for all Product delivered in the Years 2009 (whether before or after the date of this letter) and 2010 shall be US$[***] per [***] tablets of Product. As a result of the increase, Jagotec shall issue to Cornerstone a further invoice for any additional amounts due for Product invoiced prior to the date of this letter and Cornerstone shall pay such additional amounts within [***] days of receipt of such further invoice;

2.	The Price for Product delivered in the Year 2011 and each Year thereafter shall be increased as follows:

By [***] 2010 and by [***] in each Year thereafter (“Year A”), Jagotec shall notify Cornerstone of the Price for Product to be delivered in the following Year (“Year B”); provided however, that the increase in the Price to become effective in Year B shall not be more than [***]% of the Price of the Product as at [***] in Year A;

3.	The terms of the MSA, and in particular Clause 9.1 and Schedule 1, shall be deemed to be amended to reflect the matters set out in paragraphs 1 and 2 above;

4.	In all other respects the terms of the MSA shall remain unamended and in full force and effect;

5.	All capitalized terms used in this letter which are defined in the MSA shall have the same meaning as is ascribed to such terms in the MSA.

[***]	Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.

We should be grateful if you would sign and return the attached copy of this letter to evidence your agreement to the above.
Yours faithfully
for and on behalf of:

JAGOTEC AG	SKYEPHARMA PLC

By: /s/ Timothy McBride	By: /s/ Peter Grant
Name: Timothy McBride	Name: Peter Grant
Title: Executive Vice President, Commercial	Title: Chief Financial Officer
AGREED TO AND ACCEPTED
CORNERSTONE THERAPEUTICS INC.
(Formerly known as Critical Therapeutics, Inc.)
By: /s/ Craig A. Collard
Name: Craig A. Collard
Title: President & Chief Executive Officer
Date: June 12, 2009